Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVALON GLOBOCARE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

47-1685128
(I.R.S. Employer Identification No.)

4400 Route 9 South, Suite 3100
Freehold, New Jersey	07728
(Address of Principal Executive Offices)	(Zip Code)

Avalon GloboCare Corp. 2020 Incentive Stock Plan
(Full Title of the Plan)

Luisa Ingargiola, Chief Financial Officer
4400 Route 9 South, Suite 3100
Freehold, New Jersey 07728
(Name and Address of Agent For Service)

(732) 780-4400
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 7(a)(2)(B) of the Securities Act: ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)

Common Stock, $0.0001 par value per share, to be issued under the 2020 Incentive Stock Plan	5,000,000 shares		$1.23	$6,150,000	$670.97

Common Stock, $0.0001 par value per share, to be issued under outstanding Stock Options	7,096,667 shares	(3)	$1.23	$8,728,900	$952.23

				TOTAL	$1,623.20

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Avalon GloboCare Corp. 2020 Incentive Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933. The above calculation is based on the average of the high and low prices as reported by NASDAQ on December 2, 2020, which was $1.23 per share.

(3)	Represents 7,096,667 shares of common stock to be issued upon exercise of outstanding stock options issued to officers, directors and consultants.

EXPLANATORY NOTE

This Registration Statement registers shares of common stock, par value $0.0001 per share, of Avalon GloboCare Corp. (the “Company”), consisting of (i) shares that may in the future be issued under the 2020 Incentive Stock Plan (the “2020 Plan”) and (ii) shares of common stock to be issued upon exercise of outstanding stock options issued to officers, directors and consultants of the Company named in this Registration Statement.

This registration statement contains two parts.

The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of certain of those shares referred to above that constitute “control securities” or “restricted securities,” within the meaning of the Securities Act, by certain of the Company’s stockholders consisting of current directors and officers previously issued to them pursuant to the 2020 Plan. In addition, certain information relating to future issuances under the 2020 Plan is omitted from Part I, as further described below in the following paragraph and under the heading “Item 1. Plan Information”.

The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the 2020 Plan information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plans.

Reoffer Prospectus

7,096,667 Shares

AVALON GLOBOCARE CORP.

Common Stock par value $0.0001

This reoffer prospectus relates to 7,096,667 shares of common stock (the “Shares”), $0.0001 par value, of the “Company,” that may be offered from time to time by certain Selling Stockholders named in this reoffer prospectus (the “Selling Stockholders”). The Selling Stockholders may acquire up to 7,096,667 shares of common stock to be issued upon exercise of outstanding stock options.

The Selling Stockholders may sell the shares directly or may sell them through brokers or dealers. Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, the Company will not receive any of the proceeds from sales made under this reoffer prospectus. The Company is paying the expenses incurred in registering these shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that Selling Stockholder.

Our common shares are traded on the Nasdaq Capital Market under the symbol “AVCO.” On December 2, 2020, our closing price on the Nasdaq Capital Market was $1.23 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. PLEASE SEE THE INFORMATION DESCRIBED UNDER “RISK FACTORS” ON PAGE 3.

NEITHER THE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is December 8, 2020.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus. You must not rely on any unauthorized information or representations. This reoffer prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this reoffer prospectus is current only as of its date.

Unless otherwise indicated, all references in this reoffer prospectus to “Workhorse,” the “Company,” “we,” “our,” “us,” or similar terms refer to Avalon GloboCare Corp. and its subsidiaries.

i

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, that are based on management’s beliefs and assumptions and on information currently available to management. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this reoffer prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements contained in or incorporated by reference in this reoffer prospectus include, but are not limited to, statements about:

●	the impact that the COVID-19 pandemic and measures to prevent its spread may have on our business operations, access to capital, research and development activities

●	our ability to attract and retain management;

●	our ability to raise capital when needed and on acceptable terms and conditions;

●	the intensity of competition;

●	general economic conditions;

●	changes in regulations;

●	whether the market for healthcare services continues to grow, and, if it does, the pace at which it may grow;

●	our ability to continue as a going concern;

●	our ability to maintain listing of our common stock on the Nasdaq Capital Market; and

●	our ability to compete against large competitors in a rapidly changing market.

Any forward-looking statement made by us in this reoffer prospectus speaks only as of the date of this reoffer prospectus. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

ii

BUSINESS OVERVIEW

Our Company

Impact of COVID-19 on our Operations, Financial Condition, Liquidity and Results of Operations

The ultimate impact of the COVID-19 pandemic on our operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, and any additional preventative and protective actions that governments, or us, may determine are needed.

The occurrence of COVID-19 pandemic had negatively impact on our operations. Some tenants have delayed on rent payment. Our general development operations have continued during the COVID-19 pandemic and we have not had significant disruption. However, we are uncertain if the COVID-19 pandemic will impact future operations at our laboratory, or our ability to collaborate with other laboratories and universities. In addition, we are unsure if the COVID-19 pandemic will impact future clinical trials. Given the dynamic nature of these circumstances, the duration of business disruption and reduced traffic, the related financial effect cannot be reasonably estimated at this time but is expected to adversely impact the Company’s business for the year of 2020.

We have limited cash available to fund planned operations. However, the COVID-19 pandemic has created significant economic uncertainty and volatility in the credit and capital markets. Management plans to secure the necessary financing through the issue of new equity and/or the entering into of strategic partnership arrangements but the ultimate impact of the COVID-19 pandemic on our ability to raise additional capital is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the COVID-19 outbreak and new information which may emerge concerning the severity of the COVID-19 pandemic. We may not be able to raise sufficient additional capital and may tailor our operations based on the amount of funding we are able to raise in the future. Nevertheless, there is no assurance that these initiatives will be successful. Further, there is no assurance that capital available to us in any future financing will be on acceptable terms.

Overview

We are a clinical-stage, vertically integrated, leading CellTech bio-developer dedicated to advancing and empowering innovative, transformative immune effector cell therapy, exosome technology, as well as COVID-19 related diagnostics and therapeutics. We also provide strategic advisory and outsourcing services to facilitate and enhance our clients’ growth and development, as well as competitiveness in healthcare and CellTech industry markets. Through our subsidiary structure with unique integration of verticals from innovative R&D to automated bioproduction and accelerated clinical development, we are establishing a leading role in the fields of cellular immunotherapy (including CAR-T/NK), exosome technology (ACTEX™), and regenerative therapeutics.

Avalon achieves and fosters seamless integration of unique verticals to bridge and accelerate innovative research, bio-process development, clinical programs and product commercialization. Avalon’s upstream innovative research includes:

●	Co-development of Avalon Clinical-grade Tissue-specific Exosome (“ACTEX™”) with Weill Cornell Medicine.

●	Novel therapeutic and diagnostic targets development utilizing QTY-code protein design technology with Massachusetts Institute of Technology (MIT) including using the QTY code protein design technology for development of a hemofiltration device to treat Cytokine Storm.

●	Co-development of next generation, transposon-based, multi-target CAR-T, CAR-NK and other immune effector cell therapeutic modalities with Arbele Corp

●	Strategic partnership with the University of Natural Resources and Life Sciences (BOKU) in Vienna, Austria to develop an S-layer vaccine that can be administered by an intranasal or oral route against SARS-CoV-2, the novel coronavirus that causes COVID-19 disease.

Avalon’s midstream bio-processing and bio-production facility is located in Nanjing, China with state-of-the-art, automated GMP and QC/QA infrastructure for standardized bio-manufacturing of clinical-grade cellular products involved in our clinical programs in immune effector cell therapy, regenerative therapeutics, as well as bio-banking.

Avalon’s downstream medical team and facility consists of top-rated affiliated hospital network and experts specialized in hematology, oncology, cellular immunotherapy, hematopoietic stem/progenitor cell transplant, as well as regenerative therapeutics. Our major clinical programs include:

●	AVA-001: Avalon has initiated its first-in-human clinical trial of CD19 CAR-T candidate, AVA-001 in August 2019 at the Hebei Yanda Lu Daopei Hospital and Beijing Lu Daopei Hospital in China (the world’s single largest CAR-T treatment network with over 600 patients being treated with CAR-T) for the indication of relapsed/refractory B-cell acute lymphoblastic leukemia and non-Hodgkin Lymphoma. The AVA-001 candidate (co-developed with China Immunotech Co. Ltd) is characterized by the utilization of 4-1BB (CD137) co-stimulatory signaling pathway, conferring a strong anti-cancer activity during pre-clinical study. It also features a shorter bio-manufacturing time which leads to the advantage of prompt treatment to patients where timing is important related hematologic malignancies. Avalon has plans to recruit 20 patients (under registered clinical trial NCT03952923) for safety and efficacy studies.

●	AVA-101: Avalon’s transposon-based, multi-targeted CAR-T candidate, AVA-101 (co-developed with Arbele Corp.) will enter pre-clinical process development and validation phase. AVA-101 features non-viral, transposon-engineered CAR-T with multiple anti-cancer targets, as well as possessing molecular safety-switch mechanism to minimize the side effects, such as cytokine release syndrome and neurotoxicity, often associated with conventional CAR-T cellular therapy. Following the pre-clinical process development and validation phase, Avalon anticipates that it intends to pursue first-in-human clinical study of this next generation of potentially more effective and safer CAR-T candidate.

●	ACTEX™: Stem cell-derived Avalon Clinical-grade Tissue-specific Exosomes (ACTEX™) is one of the core technology platforms that has been co-developed by Avalon GloboCare and Weill Cornell Medicine. The Company formed a strategic partnership with HydroPeptide, LLC, a leading epigenetics skin care company, to engage in co-development and commercialization of a series of clinical-grade, exosome-based cosmeceutical and orthopedic products. As part of this agreement, the Company signed a three-way Material Transfer Agreement between Avalon GloboCare, HydroPeptide and Weill Cornell Medicine.

●	FLASH-CAR™: The Company advanced its next generation immune cell therapy using FLASH-CAR™ technology co-developed with the Company’s strategic partner Arbele Limited. The adaptable FLASH-CAR™ platform can be used to create personalized cell therapy from a patient’s own cells, as well as off-the-shelf cell therapy from a universal donor.

●	AVA-Trap™: Avalon’s AVA-Trap™ therapeutic program plans to enter animal model testing followed by expedited clinical studies with the goal of providing an effective therapeutic option to combat COVID-19 and other life-threatening conditions involving cytokine storms. The Company initiated a sponsored research and co-development project with Massachusetts Institute of Technology (MIT) led by Professor Shuguang Zhang as Principal Investigator in May 2019. Using the unique QTY code protein design platform, six water-soluble variant cytokine receptors have been successfully designed and tested to show binding affinity to the respective cytokines.

We generated revenue by providing medical related consulting services in advanced areas of immunotherapy and second opinion/referral services through our wholly-owned subsidiary Avalon (Shanghai) Healthcare Technology Co., Ltd., or Avalon Shanghai. We also own and operate rental commercial real property in New Jersey, where we are headquartered. We discontinued sales of exosome isolation systems in China and the United States through our joint venture Genexosome Technologies, Inc. However, we are actively developing other unrelated proprietary exosome related products for sale or licensure.

The value of the Renminbi (“RMB”), the main currency used in China, fluctuates and is affected by, among other things, changes in China’s political and economic conditions. The conversion of RMB into foreign currencies such as the U.S. dollar have generally been based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in this reoffer prospectus, including the risks and uncertainties concerning our business and an investment in our common stock discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, as well as those discussed in our filings with the Securities and Exchange Commission, together with the other information contained in and incorporated by reference into this reoffer prospectus, before deciding whether to invest in our common stock. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we believe are not material, may also become important factors that adversely affect our business. If any of such risks actually occurs, our business, financial condition, results of operations, and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Amidst the COVID-19 outbreak, some tenants have delayed on rent payment. Our general development operations have continued during the COVID-19 pandemic and we have not had significant disruption. Currently we are unable to accurately predict the future impact of COVID-19 due to the developing circumstances and uncertainty surrounding this current pandemic, including the ultimate geographic spread of COVID-19, the severity of the disease, the duration of the outbreak, and effectiveness of the actions that may be taken by governmental authorities. Our management has been closely monitoring the impact caused by COVID-19 and we will continue to operate our business as steadily and safely as we can.

USE OF PROCEEDS

Except for limited funds to be received upon exercise of the Stock Options assuming a cash exercise, we will not receive any proceeds from the sale of any of our common stock by the Selling Stockholders. We have agreed to pay all expenses relating to registering the common stock covered by this reoffer prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale of the common stock covered hereby.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

This reoffer prospectus relates to 7,096,667 shares of common stock (the “Shares”), $0.0001 par value, of the “Company,” that may be offered from time to time by certain Selling Stockholders named in this reoffer prospectus (the “Selling Stockholders”). Such Shares include 7,096,667 shares of common stock to be issued upon exercise of outstanding stock options which have been fully vested.

The following table sets forth, as of December 2, 2020, the number of shares beneficially owned by each current Selling Stockholder. The number of shares in the column “Shares Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Stockholder currently owns or has the right to acquire within sixty (60) days of December 2, 2020. The number of shares in the column “Shares Which May be Offered” represents all of the shares that a Selling Stockholder may offer under this reoffer prospectus and includes shares issuable upon the exercise of options and are not included in the column “Beneficially Owned Prior to the Offering.” The table and footnotes assume that the Selling Stockholders will sell all of the shares listed in the column “Shares Which May be Offered.” However, because the Selling Stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as described below, none of the Selling Stockholders has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our common stock or other securities.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the Selling Stockholders or to other affiliates under the 2020 Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

Selling Stockholder (1)	Position with the Company	Shares Beneficially Owned Prior to Offering (2)	Shares Which May be Offered (3)	Shares Beneficially Owned after Offering
David Jin (4)	CEO and Director	16,000,000	550,000	15,450,000
James Gajewski (5)	Consultant	46,667	46,667	--
Luisa Ingargiola (6)	CFO	2,400,000	2,400,000	--
Meng Li (7)	COO and Director	5,600,000	450,000	5,150,000
Michael Hsu (8)	Consultant	26,667	26,667	--
Steven A. Sanders (9)	Director	150,000	150,000	--
Steven Sukel (10)	Former Director	260,000	60,000	200,000
Tevi Troy (11)	Director	150,000	150,000	--
Thomas N. Tauzin (12)	Consultant	489,733	450,000	39,733
Uwe Sleytr (13)	Consultant	13,333	13,333	--
Wenzhao Lu (14)	Director	30,045,161	1,500,000	28,545,161
Wilbert J. Tauzin II (15)	Director	690,000	690,000	--
William B Stilley, III (16)	Director	150,000	150,000	--
Yancen Lu (17)	Director	5,350,000	350,000	5,000,000
Yue (Charles) Li (18)	Director	110,000	110,000	--

(1)	The address for each of the Selling Stockholders is c/o Avalon GloboCare Corp., 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728.

(2)	Under Rule 13d-3 of the Exchange Act, beneficial ownership includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power and also any shares, which the Selling Stockholder has the right to acquire within 60 days. “Shares Beneficially Owned after Offering” assumes the sale of all of the common stock offered by this Reoffer Prospectus and no other purchases or sales of our common stock by the Selling Stockholders.

(3)	Includes shares that are issuable upon exercise of stock options issued pursuant to the Plan, some of which are not, and will not become vested within 60 days from December 2, 2020 and are not included in the calculation of “Shares Beneficially Owned Prior to this Offering.”

(4)	Includes (i) a stock option to acquire 150,000 shares of common stock at an exercise price of $2.00 per share and (ii) a stock option to acquire 400,000 shares of common stock at an exercise price of $1.52 per share.

(5)	Includes (i) a stock option to acquire 20,000 shares of common stock at an exercise price of $2.80 per share, (ii) a stock option to acquire 20,000 shares of common stock at an exercise price of $1.86 per share, and (iii) a stock option to acquire 6,667 shares of common stock at an exercise price of $1.76 per share.

(6)	Includes (i) a stock option to acquire 2,000,000 shares of common stock at an exercise price of $0.50 per share and (ii) a stock option to acquire 400,000 shares of common stock at an exercise price of $1.52 per share.

(7)	Includes (i) a stock option to acquire 150,000 shares of common stock at an exercise price of $2.00 per share and (ii) a stock option to acquire 300,000 shares of common stock at an exercise price of $1.52 per share.

(8)	Includes (i) a stock option to acquire 20,000 shares of common stock at an exercise price of $1.46 per share and (ii) a stock option to acquire 6,667 shares of common stock at an exercise price of $1.12 per share.

(9)	Includes (i) a stock option to acquire 20,000 shares of common stock at an exercise price of $2.80 per share, (ii) a stock option to acquire 50,000 shares of common stock at an exercise price of $2.75 per share and (iii) a stock option to acquire 80,000 shares of common stock at an exercise price of $1.52 per share.

(10)	Includes (i) a stock option to acquire 30,000 shares of common stock at an exercise price of $1.49 per share and (ii) a stock option to acquire 30,000 shares of common stock at an exercise price of $2.50 per share.

(11)	Includes (i) a stock option to acquire 20,000 shares of common stock at an exercise price of $2.30 per share, (ii) a stock option to acquire 50,000 shares of common stock at an exercise price of $2.75 per share and (iii) a stock option to acquire 80,000 shares of common stock at an exercise price of $1.52 per share.

(12)	Includes (i) a stock option to acquire 100,000 shares of common stock at an exercise price of $1.00 per share, (ii) a stock option to acquire 200,000 shares of common stock at an exercise price of $2.52 per share, (iii) a stock option to acquire 100,000 shares of common stock at an exercise price of $1.84 per share and (iv) a stock option to acquire 50,000 shares of common stock at an exercise price of $1.12 per share.

(13)	Includes a stock option to acquire 13,333 shares of common stock at an exercise price of $1.57 per share.

(14)	Includes a stock option to acquire 1,500,000 shares of common stock at an exercise price of $2.00 per share.

(15)	Includes (i) a stock option to acquire 290,000 shares of common stock at an exercise price of $1.00 per share, (ii) a stock option to acquire 40,000 shares of common stock at an exercise price of $2.50 per share, (iii) a stock option to acquire 40,000 shares of common stock at an exercise price of $2.75 per share, (iv) a stock option to acquire 40,000 shares of common stock at an exercise price of $1.93 per share, (v) a stock option to acquire 160,000 shares of common stock at an exercise price of $2.52 per share, (vi) a stock option to acquire 80,000 shares of common stock at an exercise price of $1.84 per share, and (vii) a stock option to acquire 40,000 shares of common stock at an exercise price of $1.12 per share.

(16)	Includes (i) a stock option to acquire 20,000 shares of common stock at an exercise price of $2.30 per share, (ii) a stock option to acquire 50,000 shares of common stock at an exercise price of $2.75 per share and (iii) a stock option to acquire 80,000 shares of common stock at an exercise price of $1.52 per share.

(17)	Includes (i) a stock option to acquire 30,000 shares of common stock at an exercise price of $1.49 per share, (ii) a stock option to acquire 40,000 shares of common stock at an exercise price of $2.50 per share, (iii) a stock option to acquire 50,000 shares of common stock at an exercise price of $2.75 per share, (iv) a stock option to acquire 150,000 shares of common stock at an exercise price of $2.00 per share, and (v) a stock option to acquire 80,000 shares of common stock at an exercise price of $1.52 per share.

(18)	Includes (i) a stock option to acquire 30,000 shares of common stock at an exercise price of $4.76 per share and (ii) a stock option to acquire 80,000 shares of common stock at an exercise price of $1.52 per share.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Stockholders to offer for sale Shares acquired by the Selling Stockholders prior to the date of this reoffer prospectus and include 7,096,667 shares of common stock to be issued upon exercise of outstanding stock options.

The decision to sell any shares is within the discretion of the holders thereof, subject generally to our policies affecting the timing and manner of sale of common stock by certain individuals and certain volume limitations set forth in Rule 144(e) of the Securities Act. There can be no assurance that any of the shares will be sold by the Selling Stockholders. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of common stock or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of the foregoing methods of sale; or

●	any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of our common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

The Selling Stockholder and any broker-dealer participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholder may choose not to sell any or may choose to sell less than all of our common stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

We will pay the expenses of the registration of our common stock sold by the Selling Stockholders, including, without limitation, Securities and Exchange Commission filings fees; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our common stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of common stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

Sales by Affiliates and Sales of Restricted Securities

Selling Stockholders who are considered “affiliates” of the Company, as defined in Rule 405 under the Securities Act, or who are selling “restricted securities”, as defined in Rule 144(a)(3) under the Securities Act, may not sell an amount of shares pursuant to this reoffer prospectus which exceeds in any three month period the amount specified in Rule 144(e) under the Securities Act.

LEGAL MATTERS

Fleming PLLC, has passed upon the validity of the shares of our common stock offered by the Selling Stockholders under this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be read and copied at the Commission’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission’s website is www.sec.gov.

We make available free of charge on or through our website at www.workhorse.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. Information on our website is not incorporated by reference in this prospectus and is not a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at: 4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728, Attention: Chief Financial Officer.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this reoffer prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the offering (excluding, in either case, information that has been “furnished” but not “filed” for purposes of the Exchange Act).

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on April 6, 2020;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the Securities and Exchange Commission on May 14, 2020, August 7, 2020, and November 9, 2020, respectively;

●	Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2020, February 24, 2020, April 3, 2020, August 6, 2020, August 19, 2020, and October 22, 2020, respectively;

●	The description of our common stock contained in the Registration Statement on Form 8-A filed on November 2, 2018 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

Reoffer Prospectus

7,096,667 Shares

AVALON GLOBOCARE CORP.

Common Stock par value $0.0001

December 8, 2020

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Avalon GloboCare Corp. 2020 Incentive Stock Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Luisa Ingargiola, Chief Financial Officer

Avalon GloboCare Corp.

4400 Route 9 South, Suite 3100

Freehold, New Jersey 07728

732-780-4400

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents which have been filed by Avalon GloboCare Corp., a Delaware corporation (the “Registrant”), with the Commission are incorporated into this Registration Statement by reference:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on April 6, 2020;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, filed with the Securities and Exchange Commission on May 14, 2020, August 7, 2020, and November 9, 2020, respectively;

●	Current Reports on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2020, February 24, 2020, April 3, 2020, August 6, 2020, August 19, 2020, and October 22, 2020, respectively;

●	The description of our common stock contained in the Registration Statement on Form 8-A filed on November 2, 2018 pursuant to Section 12(b) of the Exchange Act, including any amendment or report updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not Applicable.

Item 6.   Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. The Registrant’s amended and restated bylaws provide that we must indemnify and advance expenses to its directors and officers to the full extent authorized by the DGCL.

Further, the Registrant has or will enter into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in its amended and restated bylaws or the DGCL. Such agreements may require the Registrant, among other things, to advance expenses and otherwise indemnify its executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. The Registrant intends to enter into indemnification agreements with any new directors and executive officers in the future.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of the Registrant’s amended and restated certificate of incorporation, the Registrant’s amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, the Registrant shall not be obligated to indemnify a director or officer in respect of a proceeding (or part thereof) instituted by such director or officer, unless such proceeding (or part thereof) has been authorized by the board of directors pursuant to the applicable procedure outlined in the amended and restated bylaws.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

The Registrant expects to maintain standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Exhibit Number	Description
4.1	Avalon GloboCare Corp. 2020 Incentive Stock Plan

5.1	Opinion of Fleming PLLC

23.1	Consent of Marcum LLP

23.2	Consent of RBSM LLP

23.3	Consent of Fleming PLLC (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by section 10(a)(3) of the Securities Act;

ii	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Freehold, State of New Jersey on this 8th day of December 2020.

AVALON GLOBOCARE CORP.

By:	/s/ David K. Jin
David K. Jin
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Luisa Ingargiola
Luisa Ingargiola
Chief Financial Officer
(Principal Financial and Accounting Officer)

Each person whose signature appears below constitutes and appoints David K. Jin and Luisa Ingargiola, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, in connection with the Registrant’s Registration Statement on Form S-8 under the Securities Act of 1933, including to sign any and all amendments (including post-effective amendments or supplements) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ David K. Jin	Chief Executive Officer, President and Director	December 8, 2020
David K. Jin	(Principal Executive Officer)

/s/ Luisa Ingargolia	Chief Financial Officer	December 8, 2020
Steve Schrader	(Principal Financial and Accounting Officer)

/s/ Wenzhao Lu	Chairman of the Board of Directors	December 8, 2020
Wenzhao Lu

/s/ Meng Li	Chief Operating Officer	December 8, 2020
Meng Li

/s/ Steven A. Sanders	Director	December 8, 2020
Steven A. Sanders

/s/ Yancen Lu	Director	December 8, 2020
Yancen Lu

/s/ Wilbert J. Tauzin II	Director	December 8, 2020
Wilbert J. Tauzin II

/s/ William B. Stilley III	Director	December 8, 2020
William B. Stilley III

/s/ Tevi Troy	Director	December 8, 2020
Tevi Troy

/s/ Yue “Charles” Li	Director	December 8, 2020
Yue “Charles” Li

Exhibit Index

Exhibit Number	Description
4.1	Avalon GloboCare Corp. 2020 Incentive Stock Plan

5.1	Opinion of Fleming PLLC

23.1	Consent of Marcum LLP

23.2	Consent of RBSM LLP

23.3	Consent of Fleming PLLC (see Exhibit 5.1)

24.1	Power of Attorney (included in signature page)